UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) November 30, 2013

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Dr., Bridgeview, Illinois	60455
(Address of Principal Executive Offices)	(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Asset Purchase

On December 3, 2013, Manitex International, Inc. (the “Company”) announced that CVS Ferrari. Srl. (the “Purchaser” or “CVS”), an Italian corporation and a wholly owned subsidiary of the Company, on November 30, 2013 had purchased the assets of Valla SpA (the “Seller”). The Purchase was closed pursuant to the terms of an asset purchase agreement between CVS and Valla SpA date November 30, 2013 (“Purchase Agreement”). The consideration for the Purchase consisted of a note payable to Seller for $0.2 million (the “Note”) and contingent consideration of up to $1.0 million.

A copy of the press release issued by the Company announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Date: December 3, 2013

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 3, 2013